UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 19, 2005

Commission File Number: 000-254888

RG GLOBAL LIFESTYLES, INC.

(Exact name of registrant as specified in its charter)

California	33-0230641
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

17751 Mitchell Avenue

Irvine, California    92614

(Address of principal executive offices, including zip code)

(949) 486-6666

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RG GLOBAL LIFESTYLES, INC.

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On September 19, 2005, Amerikal Neutraceutical Corporation, a wholly-owned subsidiary of the Registrant (the “Company”) finalized a Sale and Purchase Agreement (the “Agreement”) with Med-Eq AS, a Norwegian Company, granting the Company exclusive rights to sell its patented YTE® raw material extract ( the “Product”) for uses as an aphrodisiac and sports/ energy product to U.S. companies, which companies will develop proprietary formulations and sell finished products worldwide.  In addition, the Company has been granted the right to develop its own formulations to be sold under its brand name, as well as to develop formulations for its private-label customers worldwide.  This Agreement is effective as of August 26, 2005 and shall remain in force until December 31, 2010, with automatic one year renewals thereafter.  Minimum purchase requirements are 3,000 kilograms of the Product for the first year, increasing to 12,000 kilograms for each of the following years through the fifth year.  Price is fixed at 1,500 NOK (Norwegian Kroner) per kilogram of Product.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: September 23, 2005	RG GLOBAL LIFESTYLES, INC.

	By:	/s/ Herrie Tantono
Herrie Tantono,
Secretary, Director